UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

     CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



                      February 19, 1998 (February 4, 1998)
                Date of Report (Date of earliest event reported)


                                 Rent-Way, Inc.
             (Exact name of registrant as specified in its charter)


        Pennsylvania                 000-22026              25-1407782
(State or other jurisdiction)  (Commission File Number)   (IRS Employer
        of corporation)                                    Identification No.)


     3230 West  Lake  Road,  Erie,  Pennsylvania             16505
     (Address  of  principalexecutive offices)              Zip Code


Registrant's telephone number, including area code:         (814) 836-0618


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Item 2.    Acquisition or Disposition of Assets

On February 5, 1998, Rent-Way, Inc. ("the Company") completed the stock purchase of Champion Rentals, Inc. ("Champion"), a rental-purchase chain, for consideration of $88,500,000 net of certain liabilities. Prior to the acquisition, Champion was owned by Bill C. Ogle, Sr. and other minority shareholders. The amount and form of consideration was determined through arm's length negotiations. Pursuant to terms of the acquisition, $2,500,000 of the purchase price was placed in escrow and held subject to terms of the escrow agreement. The cash paid for the acquisition was drawn on the Company's existing credit facility with a syndicate of banks co-led by National City Bank of Pennsylvania and NationsBank, N.A.

Champion operated a chain of 145 rental-purchase stores located in Alabama, Arkansas, Florida, Georgia, Kentucky, Louisiana, North Carolina, Ohio, South Carolina, Tennessee and Virginia. Annual revenues were approximately $75.0 million.

Item 7.    Financial Statements and Exhibits

               a.          Financial statements of business acquired.
                           Financial   statements  required  by  Regulation  S-X
                           Article 3, Item 3-05 will be filed by amendment.
               b.          Pro-forma financial information.
                           Pro-forma   financial    information    required   by
                           Regulation S-X Article 11 will be filed by amendment.
               c. Exhibits in Accordance with the Provisions of Item 601 of Regulation S-K:

               Exhibit

               (2)-3 Stock Purchase Agreement between Rent-Way,  Inc.,  Champion
                     Rentals, Inc., Bill C. Ogle, Sr., and the other shareholders of Champion Rentals, Inc., dated January 30, 1998.
               (2)-4 Closing Letter Agreement dated February 4, 1998 between
                     Rent-Way, Inc.,Champion Rentals, Inc., Bill C. Ogle, Sr., and the other shareholders of Champion Rentals, Inc.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               Rent-Way, Inc.
               (Registrant)

Date           February 19, 1998
               /s/Jeffrey A. Conway
               (Signature)
               Jeffrey A. Conway
               Chief Financial Officer

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